Press Release

Contact Information:	FOR IMMEDIATE RELEASE
Texen Oil and Gas, Inc.
Corporate Headquarters
Tel: 1-713-782-5758
or
Wendy Prabhu
Investor Relations Contact
Mercom Capital Group, llc
Tel: 1-602-748-1458

Mr. Michael Sims, President and CEO of Texen Oil and Gas Takes Time out of New York Road Show to Discuss Corporate Strategy with Senior Analyst, Todd Santorelli of WallStreetReporter.com

Houston, Texas, August 26, 2004 - Texen Oil and Gas, Inc. (OTC BB: TXEO), a Standard and Poor's listed company, is pleased to announce that the company's President and CEO Michael Sims, conducted an online interview with Senior Analyst, Mr. Todd Santorelli of WallStreetReporter.com. During the interview, Mr. Sims discusses Texen Oil and Gas's corporate strategies designed to increase the company's position in today's oil and gas marketplace. To access this interview, visit http://www.wallstreetreporter.com.

About Texen Oil and Gas, Inc.

Texen Oil and Gas, Inc. is a Houston based oil and gas exploration and development (E&D) company. The company leases approximately 6,000 acres of crude oil and natural gas properties in Victoria, DeWitt and Waller Counties, Texas. Texen Oil and Gas is focused on acquiring, developing and producing proven, developed and underdeveloped reserves, which offer long-term value for the company. We trade under the stock symbol: TXEO on the OTC bulletin board. For additional information, please visit our web site at: http://www.texenoilandgas.com/

Forward-Looking Statements: This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

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Texen Oil and Gas, Inc. - www.texenoilandgas.com